                                                                     EXHIBIT 4.8



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                             TRITON ENERGY LIMITED

                                      AND

                           THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE

                          8 7/8% Senior Notes due 2007


                                   ----------


                                   INDENTURE

                          Dated as of October 4, 2000


                                   ----------



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


                                TABLE OF CONTENTS


                                                                                Page
                                                                                ----

ARTICLE I

Definitions and Incorporation by Reference .....................................   1
SECTION 1.1. Definitions .......................................................   1
SECTION 1.2. Other Definitions .................................................  34
SECTION 1.3. Incorporation by Reference of Trust Indenture Act .................  35
SECTION 1.4. Rules of Construction .............................................  35

ARTICLE II

The Securities .................................................................  36
SECTION 2.1. Form, Dating and Terms ............................................  36
SECTION 2.2. Execution and Authentication ......................................  43
SECTION 2.3. Registrar and Paying Agent ........................................  44
SECTION 2.4. Paying Agent To Hold Money in Trust ...............................  45
SECTION 2.5. Holder Lists ......................................................  45
SECTION 2.6. Transfer and Exchange .............................................  46
SECTION 2.7. Form of Certificate to be Delivered in Connection with
       Transfers to Institutional Accredited Investors .........................  49
SECTION 2.8. Form of Certificate to be Delivered in Connection with
       Transfers Pursuant to Regulation S ......................................  50
SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities ...................  52
SECTION 2.10. Outstanding Securities ...........................................  53
SECTION 2.11. Temporary Securities .............................................  53
SECTION 2.12. Cancellation .....................................................  54
SECTION 2.13. Payment of Interest; Defaulted Interest ..........................  54
SECTION 2.14. Computation of Interest ..........................................  55
SECTION 2.15. CUSIP Numbers ....................................................  55

ARTICLE III

Covenants ......................................................................  55
SECTION 3.1. Payment of Securities .............................................  55
SECTION 3.2. SEC Reports and Available Information .............................  56
SECTION 3.3. Limitation on Indebtedness ........................................  56
SECTION 3.4. Limitation on Restricted Payments .................................  59

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
SECTION 3.5. Limitation on Restrictions on Distributions from Restricted
       Subsidiaries ............................................................  62
SECTION 3.6. Limitation on Sales of Assets and Subsidiary Stock ................  63
SECTION 3.7. Limitation on Affiliate Transactions ..............................  66
SECTION 3.8. Change of Control .................................................  67
SECTION 3.9. Limitation on Sale of Capital Stock of Restricted
       Subsidiaries ............................................................  69
SECTION 3.10. Limitation on Liens ..............................................  69
SECTION 3.11. Limitation on Sale/Leaseback Transactions ........................  69
SECTION 3.12. Limitation on Lines of Business ..................................  69
SECTION 3.13. Maintenance of Office or Agency ..................................  70
SECTION 3.14. Corporate Existence ..............................................  70
SECTION 3.15. Payment of Taxes and Other Claims ................................  70
SECTION 3.16. Additional Amounts ...............................................  71
SECTION 3.18. Compliance Certificate ...........................................  73
SECTION 3.19. Further Instruments and Acts .....................................  73
SECTION 3.20. Statement by Officers as to Default ..............................  73
SECTION 3.21. Effectiveness of Covenants .......................................  73

ARTICLE IV

Successor Company ..............................................................  74
SECTION 4.1. Merger and Consolidation ..........................................  74
 ................................................................................  73
SECTION 5.1. Optional Redemption ...............................................  75
SECTION 5.2. Applicability of Article ..........................................  75
SECTION 5.3. Election to Redeem; Notice to Trustee .............................  75
SECTION 5.4. Selection by Trustee of Securities to Be Redeemed .................  75
SECTION 5.5. Notice of Redemption ..............................................  76
SECTION 5.6. Deposit of Redemption Price .......................................  77
SECTION 5.7. Securities Payable on Redemption Date .............................  77
SECTION 5.8. Securities Redeemed in Part .......................................  78

ARTICLE VI

Defaults and Remedies ..........................................................  78
SECTION 6.1. Events of Default .................................................  78
SECTION 6.2. Acceleration ......................................................  80
SECTION 6.3. Other Remedies ....................................................  81
SECTION 6.4. Waiver of Past Defaults ...........................................  81

SECTION 6.5. Control by Majority ...............................................  81
SECTION 6.6. Limitation on Suits ...............................................  82
SECTION 6.7. Rights of Holders to Receive Payment ..............................  82
SECTION 6.8. Collection Suit by Trustee ........................................  82
SECTION 6.9. Trustee May File Proofs of Claim ..................................  82
SECTION 6.10. Priorities .......................................................  83
SECTION 6.11. Undertaking for Costs ............................................  83

ARTICLE VII

Trustee ........................................................................  83
SECTION 7.1. Duties of Trustee .................................................  83
SECTION 7.2. Rights of Trustee .................................................  85
SECTION 7.3. Individual Rights of Trustee ......................................  86
SECTION 7.4. Trustee's Disclaimer ..............................................  86
SECTION 7.5. Notice of Defaults ................................................  86
SECTION 7.6. Reports by Trustee to Holders .....................................  86
SECTION 7.7. Compensation and Indemnity ........................................  86
SECTION 7.8. Replacement of Trustee ............................................  87
SECTION 7.9. Successor Trustee by Merger .......................................  88
SECTION 7.10. Eligibility; Disqualification ....................................  88
SECTION 7.11. Preferential Collection of Claims Against Company ................  89
SECTION 7.12. Trustee's Application for Instruction from the Company ...........  89

ARTICLE VIII

Discharge of Indenture; Defeasance .............................................  89
SECTION 8.1. Discharge of Liability on Securities; Defeasance ..................  89
SECTION 8.2. Conditions to Defeasance ..........................................  91
SECTION 8.3. Application of Trust Money ........................................  92
SECTION 8.4. Repayment to Company ..............................................  92
SECTION 8.5. Indemnity for U.S. Government Obligations .........................  92
SECTION 8.6. Reinstatement .....................................................  92

ARTICLE IX

Amendments .....................................................................  93
SECTION 9.1. Without Consent of Holders ........................................  93
SECTION 9.2. With Consent of Holders ...........................................  94
SECTION 9.3. Compliance with Trust Indenture Act ...............................  95

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
SECTION 9.4. Revocation and Effect of Consents and Waivers .....................  95
SECTION 9.5. Notation on or Exchange of Securities .............................  95
SECTION 9.6. Trustee To Sign Amendments ........................................  95

ARTICLE X

Miscellaneous ..................................................................  96
SECTION 10.1. Trust Indenture Act Controls .....................................  96
SECTION 10.2. Notices ..........................................................  96
SECTION 10.3. Communication by Holders with other Holders ......................  96
SECTION 10.4. Certificate and Opinion as to Conditions Precedent ...............  97
SECTION 10.5. Statements Required in Certificate or Opinion ....................  97
SECTION 10.6. When Securities Disregarded ......................................  97
SECTION 10.7. Rules by Trustee, Paying Agent and Registrar .....................  98
SECTION 10.8. Legal Holidays ...................................................  98
SECTION 10.9. (a)  GOVERNING LAW ...............................................  98
SECTION 10.10. No Recourse Against Others ......................................  98
SECTION 10.11. Successors ......................................................  99
SECTION 10.12. Multiple Originals ..............................................  99
SECTION 10.13. Variable Provisions .............................................  99
SECTION 10.14. Qualification of Indenture ......................................  99
SECTION 10.15. Table of Contents; Headings .....................................  99
SECTION 10.16. Counterparts ....................................................  99


EXHIBIT A   Form of the Initial Security
EXHIBIT B   Form of the Exchange Security

                              CROSS-REFERENCE TABLE

TIA                                                   Indenture
Section                                                Section
-------                                               ---------

310(a)(1) .......................................             7.10
   (a)(2) .......................................             7.10
   (a)(3) .......................................             N.A.
   (a)(4) .......................................             N.A.
   (b) ..........................................        7.8; 7.10
   (c) ..........................................             N.A.
311(a) ..........................................             7.11
   (b) ..........................................             7.11
   (c) ..........................................             N.A.
312(a) ..........................................              2.5
   (b) ..........................................             10.3
   (c) ..........................................             10.3
313(a) ..........................................              7.6
   (b)(1) .......................................             N.A.
   (b)(2) .......................................              7.6
   (c) ..........................................              7.6
   (d) ..........................................              7.6
314(a) ..........................................  3.2; 3.18; 10.2
   (b) ..........................................             N.A.
   (c)(1) .......................................             10.4
   (c)(2) .......................................             10.4
   (c)(3) .......................................             N.A.
   (d) ..........................................             N.A.
   (e) ..........................................             10.5
315(a) ..........................................              7.1
   (b) ..........................................        7.5; 10.2
   (c) ..........................................              7.1
   (d) ..........................................              7.1
   (e) ..........................................             6.11
316(a)(last sentence) ...........................             10.6
   (a)(1)(A) ....................................              6.5
   (a)(1)(B) ....................................              6.4
   (a)(2) .......................................             N.A.
   (b) ..........................................              6.7
317(a)(1) .......................................              6.8
   (a)(2) .......................................              6.9
   (b) ..........................................              2.4
318(a) ..........................................             10.1


    N.A. means Not Applicable.


Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

               INDENTURE dated as of October 4, 2000, among TRITON ENERGY LIMITED, a Cayman Islands company (the "Company") and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Trustee"), as Trustee.

               Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 8 7/8% Senior Notes due 2007 issued on the date hereof (the "Original Securities" or "Initial Securities"), and (ii) if and when issued in exchange for Initial Securities as provided in the Exchange and Registration Rights Agreement or a similar agreement relating to Initial Securities, the Company's 8 7/8% Senior Notes due 2007 (the "Exchange Securities"); (iii) if and when issued as provided in the Exchange and Registration Rights Agreement, the Private Exchange Securities (as defined herein); and (iv) if and when issued as provided herein, the Subsequent Series Securities (as defined herein).

                                   ARTICLE I

                   Definitions and Incorporation by Reference

               SECTION 1.1. Definitions.

               "Additional Assets" means:

               (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

               (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

               (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

               "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

               (a) the sum of:

               (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, Federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, including the Company's or any Restricted Subsidiary's interest in oil and gas reserves of Triton International Oil Corporation, for so long as the Company or any Restricted Subsidiary owns Voting Stock of Triton International Oil Corporation, and any other vehicle permitted pursuant to the definition of Permitted Business Investments by which the Company maintains an interest in oil and gas reserves (notwithstanding that neither Triton International Oil Corporation nor such other vehicle is, or may be, a Restricted Subsidiary of the Company), as increased by, as of the date of determination, the estimated discounted future net revenues from

               (A) estimated proved oil and gas reserves of the Company, its Restricted Subsidiaries, Triton International Oil Corporation, and any other vehicle permitted pursuant to the definition of Permitted Business Investments by which the Company maintains an interest in oil and gas reserves, acquired since such year end, which reserves were not reflected in such year end reserve report, and

               (B) estimated oil and gas reserves of the Company, its Restricted Subsidiaries, Triton International Oil Corporation, and any other vehicle permitted pursuant to the definition of Permitted Business Investments by which the Company maintains an interest in oil and gas reserves, attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or production activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from

               (C) estimated proved oil and gas reserves of the Company, its Restricted Subsidiaries, Triton International Oil Corporation, and any other vehicle permitted pursuant to the definition of Permitted Business Investments by which the Company maintains an interest in oil and gas reserves, produced or disposed of since such year end, and

               (D) estimated oil and gas reserves of the Company, its Restricted Subsidiaries, Triton International Oil Corporation, and any other vehicle permitted pursuant to the definition of Permitted Business Investments by which the Company maintains an interest in oil and gas reserves, attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), in each case as estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

               (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements;

               (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

               (iv) the greater of

                    (A) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest annual or quarterly financial statement, and

                    (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements; minus

               (b) the sum of:

               (i) Minority Interests;

               (ii) to the extent included in (a)(i) above, any net gas balancing liabilities of the Company, its Restricted Subsidiaries, Triton International Oil Corporation, and any other vehicle permitted pursuant to the definition of Permitted Business Investments by which the Company maintains an interest in oil and gas reserves, reflected in the Company's latest audited financial statements;

               (iii) to the extent included in (a) (i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company, its Restricted Subsidiaries, Triton International Oil Corporation, and any other vehicle permitted pursuant to the definition of Permitted Business Investments by which the Company maintains an interest in oil and gas reserves, with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

               (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified
(a) (i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

               "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. The Initial Purchasers and each of their respective Affiliates shall not be deemed Affiliates of the Company by reason of their direct or indirect investments in any fund managed by Hicks, Muse Tate & Furst Incorporated or any Person in which any such fund is invested or the Senior Credit Agreement, as applicable.

               "Asset Disposition" means any direct or indirect sale (other than in a Sale/Leaseback Transaction), lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition for value, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or an immaterial number of shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

               Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

       (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

       (2)     the sale of Cash Equivalents in the ordinary course of business;

       (3)     a disposition of inventory in the ordinary course of business;

       (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

       (5)     transactions permitted under Section 4.1;

       (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary;

       (7) for purposes of Section 3.6 only, the making of a Permitted Investment or a disposition subject to Section 3.4;

       (8) dispositions of assets with a fair market value of less than $5.0 million;

       (9)     dispositions in connection with Permitted Liens;

       (10) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

       (11)    foreclosure on assets;

       (12) sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

       (13) the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties in the ordinary course of business;

       (14) the trade or exchange by the Company or any Restricted Subsidiary of any crude oil and natural gas Property owned or held by the Company or such Restricted Subsidiary for crude oil and natural gas Property owned or held by another Person, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any such cash or Cash Equivalents received by the Company or such Restricted Subsidiary will be subject to the provisions described in Section 3.6, which the Board or Directors of the Company determines in good faith by resolution to be of approximately equivalent value;

       (15) the sale or transfer of mineral products or surplus or obsolete equipment, in each case in the ordinary course of business;

       (16) any transaction that constitutes a Change of Control following which the Company makes a Change of Control Offer to repurchase the Securities; or

       (17) concessions or similar transactions pursuant to agreements existing on the Issue Date or that may subsequently be entered into in the ordinary course of business.

               "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

               "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

               "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter Incurred, payable by the Company under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

               "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which federal offices or banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed.

               "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

               "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

               "Cash Equivalents" means:

       (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition;

       (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition thereof, having one of the two highest credit ratings from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

       (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $200 million;

       (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1),
               (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

       (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within one year after the date of acquisition thereof; and

       (6) interests in any investment company or money market fund substantially all of whose assets comprise securities of the type specified in clauses (1) through (5) above.

               "Change of Control" means:

       (1) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), except for HM4 Triton, L.P. or any of its Affiliates (the "HM Group") is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by an entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity); provided, however, that no such merger consolidation or purchase shall constitute a "Change of Control" if, as a result of such transaction, the shareholders of the Company immediately prior to such transaction control, directly or indirectly, 50% or more of the total voting power of the Voting Stock of the Company or the successor thereto in such transaction;

       (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

       (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to a member of the HM Group.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commodity Agreements" means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuation in commodity prices.

               "Company" means Triton Energy Limited or any successor thereto.

               "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

       (1)     if the Company or any Restricted Subsidiary:

               (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

          (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

          (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

          (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

       (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost savings following an acquisition resulting from employee termination, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith could have been achieved during such four quarter period as a result of any such acquisition (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC), less the amount of any additional expenses that the Company reasonably estimates would result from anticipated replacement of any items constituting Cost Savings Measures in connection with such acquisitions; provided, however, that both (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of such acquisition and (B) with respect to each such acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such acquisition to effect the Cost Savings Measures identified in such Officers' Certificate (regardless, however, of whether the corresponding cost savings have been achieved). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

               "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

       (1)     Consolidated Interest Expense;

       (2)     Consolidated Income Taxes;

       (3)     consolidated depreciation expense;

       (4)     consolidated amortization of intangibles;

       (5)     exploration and abandonment expense (if applicable); and

       (6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation)

and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments. Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend (directly or indirectly through other Restricted Subsidiaries) to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

               "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority (including any provision for deferred taxes) which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

               "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

       (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

       (2)     amortization of debt discount and debt issuance cost;

       (3)     non-cash interest expense;

       (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

       (5) the interest expense actually paid by the Company or its Restricted Subsidiaries on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

       (6) net costs associated with Interest Rate Agreements (including amortization of fees);

       (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

       (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

       (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements, provided, however, "Consolidated Interest Expense" shall not include (a) any Consolidated Interest Expense with respect to any Production Payments and Reserve Sales, (b) to the extent included in total interest expense, amortization or write-off of deferred financing costs of such Person or (c) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness.

               "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

       (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

               (a) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

               (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

       (2) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

       (3) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (a) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

               (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

       (4) any net after-tax gain (loss), less all fees and expenses related thereto, realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback

               Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any net after-tax gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

       (5) any extraordinary gain or loss and the related tax effects according to GAAP;

       (6)     the cumulative effect of a change in accounting principles;

       (7)     any write-downs of assets; and

       (8) any non-cash compensation expense in connection with the issuance of employee or independent contractor stock options.

               "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

       (1) was a member of such Board of Directors on the date of this Indenture; or

       (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

               "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Subsidiaries.

               "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency exchange rates as to which such Person is a party or a beneficiary.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Definitive Securities" means certificated Securities.

               "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

       (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

       (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

       (3) is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the Securities mature or (b) on which there are no Securities outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a similar manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions Section 3.6 and Section 3.8 and such repurchase or redemption complies with Section 3.4.

               "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

               "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

               "Equity Offering" means an offering for cash by the Company of its common stock or options, warrants or rights with respect to its common stock, whether through a public offering pursuant to a registration statement that has been declared effective by the SEC (other than on Form S-4 or S-8) or through an offering not required to be registered with the SEC.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated the Issue Date among the Company and Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc.

               "Fiscal Year" means the fiscal year of the Company ending on December 31 of each year.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

               "Government Contract Lien" means any Lien required by any contract, statute, regulation or order in order to permit the Company or any of its Subsidiaries to perform any contract or subcontract made by it with or at the request of the United States or any State thereof or any department, agency or instrumentality of either or to secure partial, progress, advance or other payments by the Company or any of its Subsidiaries to the United States or any State thereof or any department, agency or instrumentality of either pursuant to the provisions of any contract, statute, regulation or order.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

       (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

       (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

               "Holder" means a Person in whose name a Security is registered in the Securities Register.

               "Holding Company" means any company as to which the Company is, directly or indirectly, a Subsidiary.

               "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

               "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

       (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

       (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

       (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

       (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and other accrued current liabilities in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

       (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

       (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends and further excluding any Preferred Stock owned by the Company or any of its Restricted Subsidiaries);

       (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset securing the Lien at such date of determination and (b) the amount of such Indebtedness of such other Persons;

       (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

       (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

               In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

       (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

       (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

       (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

               (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

               (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

               Notwithstanding the preceding, Indebtedness shall not include (a) accounts payable arising in the ordinary course of business, (b) any obligations in respect of prepayments for gas or oil production or gas or oil imbalances,
(c) Production Payments and Reserve Sales and (d) any operating lease existing on the Issue Date that may be recharacterized as a Capitalized Lease Obligation after the Issue Date.

               "Indenture" means this Indenture as amended from time to time.

               "Initial Purchasers" means Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc.

               "Initial Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

               "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

               "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers and independent contractors in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that:

       (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

       (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

       (3) an acquisition of assets, Capital Stock or other securities by the Company or a Restricted Subsidiary for consideration consisting exclusively of common equity securities of the Company,

shall in each case not be deemed to be an Investment.

               For purposes of Section 3.4,

       (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

       (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

               "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Group.

               "Issue Date" means October 4, 2000, the date on which the Original Securities are originally issued.

               "Legal Holiday" has the meaning ascribed to it in Section 10.8.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

               "Minority Interest" means the percentage interest represented by any shares of stock of any class of a Restricted Subsidiary of the Company that are not owned by the Company or a Restricted Subsidiary of the Company.

               "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

       (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

       (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition; provided, however, that if the instrument or agreement governing such Asset Disposition requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Available Cash until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are not longer segregated and set aside by the transferor;

       (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

       (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

               "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

               "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

               "Non-Recourse Debt" means Indebtedness:

       (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

       (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

       (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

               "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S under the Securities Act.

               "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

               "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

               "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

               "Original Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

               "Permitted Business Investment" means any investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Related Business, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Related Business jointly with third parties, including (i) ownership interests in oil and gas properties, processing facilities, gathering systems, pipelines or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries, other than Investments consistent with the purposes of ownership interests and investments in the nature of (i) and (ii) above (including, without limitation and by way of example, the Company's and its Restricted Subsidiaries' investments in Triton International Oil Corporation and Oleoducto Central S.A.).

               "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

       (1) the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

       (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

       (3)     cash and Cash Equivalents;

       (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

       (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

       (6) loans or advances to employees or independent contractors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

       (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

       (8) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.6;

       (9)     Investments in existence on the Issue Date;

       (10) Currency Agreements, Commodity Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.3;

       (11) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $50 million outstanding at any one time;

       (12)    Guarantees issued in accordance with Section 3.3;

       (13)    Permitted Business Investments;

       (14) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and

       (15) Investments, the payment for which consists of Capital Stock of the Company (other than Disqualified Stock), but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of the Company;

              "Permitted Liens" means, with respect to any Person:

       (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business;

       (2) Liens imposed by law, such as carriers', warehousemen's, laborers', materialmen's, landlords', vendors', workmen's, operators', producers' (including those arising pursuant to Article 9.319 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others) and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

       (3) Liens for property taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

       (4) minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

       (5) Liens on property or assets of, or any shares of stock of or secured debt of, any Person at the time the Company or any of its Subsidiaries acquired the property or the Person owning such property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries;

       (6) Liens securing a Hedging Obligation so long as such Hedging Obligation is of the type customarily entered into in connection with, and is entered into for the purpose of, limiting risk;

       (7) Liens upon specific properties of the Company or any of its Subsidiaries securing Indebtedness incurred in the ordinary course of business to provide all or part of the funds for the exploration, drilling or development of those properties;

       (8) Purchase Money Liens and Liens securing Non-Recourse Debt; provided, however, that the related purchase money Indebtedness and Non-Recourse Debt, as applicable, shall not be secured by any Property or assets of the Company or any Restricted Subsidiary other than the Property acquired by the Company with the proceeds of such purchase money Indebtedness or Non-Recourse Debt, as applicable;

       (9) Liens securing only Indebtedness of a Restricted Subsidiary of the Company to the Company or to one or more Restricted Subsidiaries of the Company;

       (10) Liens on any property to secure bonds for the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or Indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality thereof;

       (11)    Government Contract Liens;

       (12)    Liens in respect of Production Payments and Reserve Sales;

       (13) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries;

       (14) legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

       (15) rights of a common owner of any interest in property held by such Person;

       (16) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business;

       (17) any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties that do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

       (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (5) through (12); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien, plus improvements on such property, and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (5) through (12) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

       (19) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

              (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

              (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution; and

       (20)   Liens existing on the Issue Date.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

               "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "Principal Property" means any Property owned or leased by the Company or any Subsidiary of the Company, the gross book value of which exceeds one percent of Consolidated Net Worth.

               "Private Exchange Securities" shall have the meaning set forth in the Exchange and Registration Rights Agreement or a similar agreement relating to the Initial Securities (or any Subsequent Series Securities).

               "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether Volumetric Production Payments or Dollar Denominated Production Payments), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary of the Company.

               "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

               "Purchase Money Lien" means a Lien on Property securing Indebtedness incurred by the Company or any of its Subsidiaries to provide funds for all or any portion of the cost of (i) acquiring such Property incurred before, at the time of, or within six months after the acquisition of such Property or (ii) constructing, developing, altering, expanding, improving or repairing such property or assets used in connection with such Property.

               "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

               "Rating Agency" means Standard & Poor's Ratings Group and Moody's Investors Service, Inc. or if Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or both, as the case may be.

               "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the stated maturity of the Securities; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the stated maturity of the Securities; provided, however, that Redeemable Stock shall not include any security that may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

               "Redemption Date' means with respect to any redemption of Securities, the date of redemption with respect thereto.

               "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay, prepay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

       (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

       (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; and

       (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus, without duplication, accrued interest, fees and expenses, including any premium and defeasance costs) of the Indebtedness being refinanced.

               "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

               "Related Business" means (a) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other hydrocarbon properties, (b) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and (c) any power generation and electrical transmission business and (d) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) through (c) of this definition.

               "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

               "Restricted Investment" means any Investment other than a Permitted Investment.

               "Restricted Period" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Securities (or any Subsequent Series Securities, as the case may be) are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date.

               "Restricted Securities Legend" means the Private Placement Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.

               "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

               "Sale/Leaseback Transaction" means an arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to a Person and the Company or a Restricted Subsidiary leases it from such Person other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than five years, (ii) leases between the Company and a Subsidiary of the Company or between Subsidiaries of the Company, (iii) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property, and (iv) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

               "SEC" means the Securities and Exchange Commission.

               "Securities" means the collective reference to the Initial Securities, Exchange Securities, Private Exchange Securities and Subsequent Series Securities.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Securities Custodian" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

               "Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement, dated as of February 29, 2000, among the Company, The Chase Manhattan Bank, as Administrative Agent, Chase Securities Inc., as Arranger, and the lenders parties thereto from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

               "Senior Debt Agreements" means, collectively:

       (1)     the Senior Credit Agreement; and

       (2) the 8 3/4% Senior Notes due April 15, 2002 and the 9 1/4% Senior Notes due April 15, 2005, issued by the Company in April 1997, as amended, restated, modified, renewed, refunded, or refinanced in whole or in part from time to time.

               "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Securities, the Bank Indebtedness and all other Indebtedness of the Company, including accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

       (1) any Indebtedness which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are subordinate to payment of the Securities;

       (2)     any obligation of the Company to any Restricted Subsidiary;

       (3) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

       (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

       (5) any Indebtedness, Guarantee or obligation of the Company (and any accrued and unpaid interest in respect thereof) that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Subordinated Obligations; or

       (6)     any Capital Stock.

               "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

               "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

               "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

               "Subsidiary" of any Person means (i) any corporation, association, joint venture, limited liability company or other business entity of which more than 50% of the Voting Stock or other interests (including joint venture interests) is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person; and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

               "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

               "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

               "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

               "Unrestricted Subsidiary" means:

       (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

       (2)     any Subsidiary of an Unrestricted Subsidiary.

               The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

       (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

       (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

       (3) such designation and the Investment of the Company in such Subsidiary complies with Section 3.4;

       (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

       (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

               (a)    to subscribe for additional Capital Stock of such Person;
                      or

               (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

               Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

               The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under Section 3.3(a) on a pro forma basis taking into account such designation.

               "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including an agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

               "Volumetric Production Payments" means production payment obligations recorded as defined revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

               "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors.

               "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares or an immaterial number of shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly-Owned Subsidiaries.

       SECTION 1.2.  Other Definitions.

                                                           Defined in
       Term                                                  Section
       ----                                                ----------
"Additional Amounts" ...............................         3.16
"Affiliate Transaction" ............................         3.7
"Agent Member" .....................................         2.1(d)
"Asset Sale Offer" .................................         3.6
"Asset Sale Offer Amount" ..........................         3.6
"Asset Sale Offer Period" ..........................         3.6
"Asset Sale Purchase Date" .........................         3.6
"Authenticating Agent" .............................         2.2
"Bankruptcy Law" ...................................         6.1
"Change of Control" ................................         3.8
"Change of Control Offer" ..........................         3.8
"Change of Control Payment" ........................         3.8
"Change of Control Payment Date" ...................         3.8
"Company Order" ....................................         2.2
"Corporate Trust Office" ...........................         3.13
"covenant defeasance option" .......................         8.1(b)
"Custodian" ........................................         6.1
"Defaulted Interest" ...............................         2.13
"Event of Default" .................................         6.1
"Excess Proceeds" ..................................         3.6
"Exchange Global Note" .............................         2.1(a)
"Global Securities" ................................         2.1(a)
"IAI" ..............................................         2.1(a)
"Institutional Accredited Investor Global Note" ....         2.1(a)
"legal defeasance option" ..........................         8.1(b)
"Note Register" ....................................         2.3
"Pari Passu Securities" ............................         3.6
"Paying Agent" .....................................         2.3
"Permitted Consideration" ..........................         3.6
"Private Placement Legend" .........................         2.1(c)
"Registrar"  .......................................         2.3
"Regulation S" .....................................         2.1(a)
"Regulation S Global Note" .........................         2.1(a)
"Regulation S Legend" ..............................         2.1(c)
"Regulation S Note" ................................         2.1(a)
"Relevant Taxing Jurisdiction" .....................         3.16
"Resale Restriction Termination Date" ..............         2.6
"Restricted Payment" ...............................         3.4

"Rule 144A" ........................................         2.1(a)
"Rule 144A Global Note" ............................         2.1(a)
"Rule 144A Note"  ..................................         2.1(a)
"Special Interest Payment Date" ....................         2.13
"Special Record Date" ..............................         2.13
"Subsequent Series Securities" .....................         2.2
"Successor Company" ................................         4.1
"Suspended Covenants" ..............................         3.21
"Taxes" ............................................         3.16

               SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture security holder" means a Holder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

               SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) "including" means including without limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

               (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

               SECTION 2.1. Form, Dating and Terms. (a) The Original Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated September 27, 2000, among the Company and Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. The Original Securities will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act ("Regulation S")) in reliance on Regulation S. Such Original Securities may thereafter be transferred to among others, QIBs, purchasers in reliance on Regulation S and IAIs, as defined below, in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

               Initial Securities (and any Subsequent Series Securities) offered and sold to QIBs in the United States of America in reliance on Rule 144A (the "Rule 144A Note") will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.

               Initial Securities (and any Subsequent Series Securities) offered and sold outside the United States of America (the "Regulation S Note") in reliance on Regulation S shall be issued in the form of a permanent global Security substantially in the form of Exhibit A (the "Regulation S Global Note") deposited with the Trustee, as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.

               Initial Securities (and any Subsequent Series Securities) resold to institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIs") in the United States of America will be issued in the form of a permanent global Security substantially in the form of Exhibit A (the "Institutional Accredited Investor Global Note") deposited with the Trustee, as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more that one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.

               Exchange Securities exchanged for interests in the Rule 144A Note, the Regulation S Note and the Institutional Accredited Investor Global Note will be issued in the form of a permanent global Security substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(c) (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

               The Rule 144A Global Note, the Regulation S Global Note, the Institutional Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "Global Securities."

               The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

               The Private Exchange Securities shall be in the form of Exhibit
A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B and in Section 2.1(c). The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

               (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

               (c) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Exchange and Registration Rights Agreement or a similar agreement,

               (A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

       "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

       "THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY,
       (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE

       MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
       (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

       "THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT
       (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE ("CODE") OR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (EACH A "PLAN") AND IS NOT PURCHASING THE NOTES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES IS EITHER NOT A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND IS OTHERWISE PERMISSIBLE UNDER ALL SIMILAR LAWS, OR IS ENTITLED TO EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE IN ACCORDANCE WITH ONE OR MORE OF THE PROHIBITED TRANSACTION CLASS EXEMPTIONS, AND IS OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS."; and

               (B) the Regulation S Global Note shall bear the following legend (the "Regulation S Legend") on the face thereof:

       "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE

FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS

       "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

       "THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT
       (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE ("CODE") OR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (EACH A "PLAN") AND IS NOT PURCHASING THE NOTES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES IS EITHER NOT A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND IS OTHERWISE PERMISSIBLE UNDER ALL SIMILAR LAWS, OR IS ENTITLED TO EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE IN ACCORDANCE WITH ONE OR MORE OF THE PROHIBITED TRANSACTION CLASS EXEMPTIONS, AND IS OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS."

               (C) The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

       "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       "TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS

       OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

               (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as Securities Custodian.

               (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as Securities Custodian and (z) bear legends as set forth in
Section 2.1(c).

               (iii) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

               (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

               (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

               (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

               (e) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the

Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC or the Trustee.

               (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

               (iii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

               SECTION 2.2. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities (and any Subsequent Series Securities) for Exchange Securities.

               A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

               At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Original Securities for original issue on the Issue Date in an aggregate principal amount of $300.0 million and (2) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement, and only in exchange for Initial Securities (and any Subsequent Series Securities) of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Subsequent Series Securities or Exchange Securities. The aggregate principal amount of securities which may be authenticated and delivered under this Indenture is limited to $500.0 million outstanding, including (a) $300.0 million in aggregate principal amount of Securities being offered on the Issue Date and (b) additional series of securities which may be offered subsequent to the Issue Date (the "Subsequent Series Securities") in aggregate principal amount not to exceed $200.0 million, in each case upon receipt of a Company Order, Officer's Certificate and Opinion of Counsel, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same class pursuant to Section 2.6, Section 2.9, Section 2.11, Section 3.6, Section 3.8, Section 5.8 and Section 9.5, and except for transactions similar to the Registered Exchange Offer; provided, however, that no Subsequent Series Securities may be authenticated and delivered in an aggregate principal amount of less than $10,000,000. All Securities issued on the Issue Date and all Subsequent Series Securities shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, all notes issued under this Indenture shall vote and consent together on all matters as one class and no series of notes will have the right to vote or consent as a separate class on any matter.

               The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

               In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

               SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The

Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Note Register"). The Company may have one or more co- registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

               The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

               The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

               SECTION 2.4. Paying Agent To Hold Money in Trust. By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

               SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

               SECTION 2.6. Transfer and Exchange.

               (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Global Note prior to the date which is two years after the later of the date of its original is sue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                     (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Global Note to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                     (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Global Note to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                     (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Global Note to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

               (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

                     (i) a transfer of a Regulation S Note to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                     (ii) a transfer of a Regulation S Note to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                     (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

               After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 2.7, Section 2.8 or any additional certification.

               (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

               (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section
2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

               (e) Obligations with Respect to Transfers and Exchanges of Securities.

                     (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.6, 3.8 or 9.5).

                     (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

                     (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                     (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

                     (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

               (f) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

               SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                               [Date]

Triton Energy Limited
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York 10001

Attention:  Capital Markets Fiduciary Services

Dear Sirs:

               This certificate is delivered to request a registration of
transfer of $      principal amount of the 8 7/8% Senior Notes due 2007 (the
"Securities") of Triton Energy Limited (the "Company").

               Upon registration of transfer, the Securities would be registered in the name of the new record owner as follows:

               Name:
                    ---------------------------------------------

               Address:
                       ------------------------------------------

               Taxpayer ID Number:
                                  -------------------------------

               The undersigned represents and warrants to you that:

               1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                   TRANSFEREE:
                                              ---------------------------

                                   BY:
                                      -----------------------------------

               SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                                               [Date]

Triton Energy Limited
c/o The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York 10001

Attention:  Capital Markets Fiduciary Services

               Re:    Triton Energy Limited

                      8 7/8% Senior Notes due 2007 (the "Securities")

Ladies and Gentlemen:

               In connection with our proposed sale of $     aggregate principal
amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

               (a) the offer of the Securities was not made to a Person in the United States;

               (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

               Very truly yours,

              [Name of Transferor]

               By:
                  -------------------------------


               ----------------------------------
                      Authorized Signature

               SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

               Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

               Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

               SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security ceases to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, Securities shall cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

               If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

               If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

               SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

               SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies including, if requested in writing by the Company, delivery of a certificate of destruction describing such Securities. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a registration of transfer or exchange.

               SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

               Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

               (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

               (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

               SECTION 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

               SECTION 2.15. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

               In the event that the Company shall issue and the Trustee shall authenticate any Subsequent Series Securities pursuant to the third paragraph of
Section 2.2, the Company shall use its best efforts to obtain the same CUSIP number for such Subsequent Series Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Subsequent Series Securities is determined, pursuant to an Opinion of Counsel, to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a CUSIP number for such series of Subsequent Series Securities that is different from the CUSIP number printed on the Securities then outstanding.

                                   ARTICLE III

                                    Covenants

               SECTION 3.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this


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                                                                              56


Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

               The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

               Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

               SECTION 3.2. SEC Reports and Available Information. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and provide the Trustee and the Holders of the Securities with, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein. The Company shall also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

               SECTION 3.3. Limitation on Indebtedness (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.50 to 1.00.

               (b) Section 3.3(a) will not prohibit the incurrence of the following Indebtedness: (1) Indebtedness Incurred pursuant to the Senior Credit Agreement, including any amendment, modification, supplement, extension, restatement, replacement (including replacement after the termination of such Senior Credit Agreement), restructuring, increase, renewal, or refinancing thereof from time to time in one or more agreements or instruments; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $250 million and (ii) an amount equal to the sum of (A) $100.0 million and (B)

20% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon; (3) the Original Securities and any Exchange Securities or Private Exchange Securities exchanged for such Original Securities; (4) Indebtedness of the Company and any Restricted Subsidiary outstanding on the Issue Date; (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 3.3(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5); (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 3.3(a) or pursuant to clauses (3), (4), (5) of this Section 3.3(b) or this clause (6); (7) Hedging Obligations of the Company or any Restricted Subsidiary consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred pursuant to this Indenture; (8) Non-Recourse Debt of any Unrestricted Subsidiary; (9) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed); (10) Indebtedness of the Company or any Restricted Subsidiary consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property; (11) Indebtedness of the Company or any Restricted Subsidiary under Commodity Agreements and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries; (12) Any Guarantee by the Company or a Subsidiary of the Company of Indebtedness Incurred pursuant to
Section 3.3(a) or pursuant to clause (1), (2), (3), (4), (7), (9), (10), (11) or
(13) of this Section 3.3(b) or pursuant to clause (6) of this Section 3.3(b) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 3.3(a) or pursuant to clauses (3) or (4) of this Section 3.3(b); (13) Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above and (14) below or
Section 3.3(a)) does not exceed $50 million (which amount may, but need not, be incurred under the Senior Credit Agreement); and (14) Indebtedness incurred by a Restricted Subsidiary in an aggregate principal amount which, taken together with all other Indebtedness of Restricted Subsidiaries outstanding on the date of such Incurrence, does not exceed $50 million (which amount may, but need not, be Incurred under the Senior Credit Agreement).

               (c) For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Sections 3.3(a) and (b), the Company may, in its sole discretion, (1) at the time the proposed Indebtedness is incurred, classify all or a portion of that item of Indebtedness on the date of its Incurrence under either Section 3.3(a) or under any category in Section 3.3(b), (2) reclassify at a later date all or a portion of that or any other item of Indebtedness as being or having been Incurred in any manner that complies with this covenant, and (3) elect to comply with this Section 3.3 and the applicable definitions in any order.

               (d) The amount of Indebtedness of any Person at any date will be:
(1) the lesser of (A) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and (B) the actual outstanding principal amount of all such obligations; (2) the accreted value of that Indebtedness, in the case of any Indebtedness issued with original issue discount; and (3)the principal amount of that Indebtedness, together with any interest on that Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

               (e) Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this
Section 3.3.

               (f) In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.3, the Company shall be in Default of this Section 3.3).

               (g) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

               SECTION 3.4. Limitation on Restricted Payments.

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to: (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except: (i) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and (ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis); (2) purchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or (4) make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses
(1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

               (A) a Default shall have occurred and be continuing (or would result therefrom); or

               (B) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to Section 3.3(a) after giving effect to such Restricted Payment; or

               (C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (without duplication): (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); (ii) 100% of the aggregate Net Cash Proceeds, plus the fair market value of the assets less any related liabilities as determined by the Board of Directors of the Company in good faith (such determination to be accompanied by a fairness opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $50 million) received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) (including, without limitation, in a merger, consolidation, acquisition of Property or any other form of transaction involving the issue or sale of its Capital Stock (other than Disqualified Stock)) or other capital contributions (including, without limitation, through the merger or consolidation of a Person with and into the Company not involving the issuance or delivery of securities or other consideration by the Company to the holders of such Person's Capital Stock) subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);
       (iii) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of other property as determined by the Board of Directors in good faith, distributed by the Company upon such conversion or exchange); and
       (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from: (x) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

               (b) The provisions of Section 3.4(a) will not prohibit: (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (A) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale will be excluded from Section 3.4(a)(4)(C)(ii); (2) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated

Obligations of the Company that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under
Section 3.6; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with Section 3.4; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments; (5) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided that the payment of such dividends will be excluded from subsequent calculations of Restricted Payments; (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; (7) payments by the Company to fund the payment by a Holding Company of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect Holding Company and so long as the aggregate amount of payments pursuant to this clause (7) does not exceed $1.0 million in any calendar year; provided, however, that such payments will be excluded from subsequent calculations of the amount of Restricted Payments; (8) payments by the Company to repurchase, or to enable a Holding Company to repurchase, Capital Stock or other securities from employees or independent contractors of the Company or a Holding Company in an aggregate amount not to exceed $3.0 million in any calendar year; provided, however, that such payments will be excluded from subsequent calculations of the amount of Restricted Payments; (10) payments by the Company to redeem or repurchase, or to enable a Holding Company to redeem or repurchase, stock purchase or similar rights granted by the Company or a Holding Company with respect to its Capital Stock in an aggregate amount not to exceed $500,000; provided, however, that such payments will be excluded from subsequent calculations of the amount of Restricted Payments; (11) payments of the Company to Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners") in accordance with the terms of the Financial Advisory Agreement between the Company and Hicks Muse Partners, dated August 31, 1998, and the Monitoring and Oversight Agreement between the Company and Hicks Muse Partners, dated September 30, 1998, as in effect on the Issue Date; provided, however, that such payments will be excluded from subsequent calculations of the amount of Restricted Payments; (12) payments, not to exceed $200,000 in the aggregate, to enable the Company or a Holding Company to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that such payments will be excluded from subsequent calculations of the amount of Restricted Payments; (13) payments under contractual obligations to employees of the Company or any Restricted Subsidiary to repurchase up to 2,000,000 of their shares of Capital Stock of the Company in connection with a change of control of the Company of a similar nature to a Change in Control; provided, however, that such payments will be included in subsequent calculations of the



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amount of Restricted Payments; and (14) Restricted Payments in an amount not to exceed $50 million; provided, however, that such payments will be included in subsequent calculations of the amount of Restricted Payments.

               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be accompanied by a fairness opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $50 million.

               SECTION 3.5. Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary; (2) make any loans or advances to the Company or any Restricted Subsidiary; or (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

               (b) The provisions of Section 3.5(a) will not prohibit: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including, without limitation, this Indenture and the Senior Debt Agreements in effect on such date); (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) of this paragraph or this clause (2) or contained in any amendment to an agreement referred to in clause (1) of this paragraph or this clause (2); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clause
(1) of this paragraph on the Issue Date; (3) in the case of Section 3.5(a)(3), any encumbrance or restriction: (A) that restricts in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease, license, joint operating agreement, area of mutual interest agreement, production sharing contract, transportation agreement or similar contract, or the assignment or transfer of any such contract; (B) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the Property subject to such mortgages, pledges or other security agreements; (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or
(D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the

Company or any such Restricted Subsidiary as determined in good faith by senior management or the Board of Directors of the Company; (4) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in Section 3.5(a)(3) on the property so acquired; (5) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (6) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; (7) customary provisions with respect to the distribution of assets or property in joint venture agreements; (8) any encumbrance or restriction with respect to such Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Preferred Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company and outstanding on such date, other than Indebtedness or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company; (9) restrictions relating to Subsidiary Preferred Stock that require that due and payable dividends thereon be paid in full prior to dividends on such Restricted Subsidiary's common stock; and (10) any agreement or charter provision evidencing Indebtedness or Capital Stock permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to the Company in any material respect as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in this Indenture.

               SECTION 3.6. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless: (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, Additional Assets (the value of which shall be determined conclusively by the Board of Directors acting in good faith, such determination to be accompanied by a fairness opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $50 million) or any combination thereof ("Permitted Consideration"); provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property (the value of which shall be determined conclusively by the Board of Directors acting in good faith, such determination to be accompanied by a fairness opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $50 million) other than Permitted Consideration, so long as the aggregate fair market value, as so determined, of all such Property other than Permitted Consideration received from Asset Dispositions and held by the Company and the Restricted Subsidiaries at any one time shall not exceed 10% of Adjusted

Consolidated Net Tangible Assets; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be: (A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided that, prior to such retirement, the Company or its Restricted Subsidiaries may temporarily repay Senior Indebtedness with the Net Available Cash; and (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that, prior to such investment, the Company or its Restricted Subsidiaries may temporarily repay Senior Indebtedness with the Net Available Cash.

               (b) Any Net Available Cash from Asset Sales that are not applied or invested as provided in Section 3.6(a) will be deemed to constitute "Excess Proceeds." On the 361st day after the later of the Asset Disposition or the receipt of the Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer ("Asset Sale Offer") to all holders of Securities and to the extent required by the terms thereof, to all holders of other Senior Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Securities"), to purchase the maximum principal amount of Securities and any such Pari Passu Securities to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof (or the accreted value of any such Pari Passu Securities, if they were issued at a discount) plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Securities, as applicable. To the extent that the aggregate amount of Securities and Pari Passu Securities so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Securities (or the accreted value of any such Pari Passu Securities, if they were issued at a discount) surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Company shall select the Securities and Pari Passu Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Securities (or the accreted value of any such Pari Passu Securities, if they were issued at a discount). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

               (c) (1) The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Securities and Pari Passu Securities required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered, all Securities and Pari Passu Securities validly tendered in response to the Asset Sale Offer.

               (2) If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

               (3) On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Securities and Pari Passu Securities or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Securities so validly tendered and not properly withdrawn. The Company will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.6 and, in addition, the Company will deliver all certificates and Securities required, if any, by the agreements governing the Pari Passu Securities. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Securities, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Securities so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Securities. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

               For the purposes of Section 3.6, the following will be deemed to be cash:

       (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 3.6(a)(3)(A) above); and

       (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

               (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

               SECTION 3.7. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:
(1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, in any material respect than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;
(2) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 3.7(a)(1)); and (3) in the event such Affiliate Transaction involves an aggregate amount in excess of $15.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

               (b) Section 3.7(a) will not apply to: (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 3.4; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries;
(3) loans or advances to officers, directors and employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries; (4) any transaction (i) between the Company and a Restricted Subsidiary, (ii) between the Company and a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted

Subsidiary, joint venture or similar entity or (iii) between Restricted Subsidiaries or a Restricted Subsidiary and a joint venture or similar entity described in this clause (4); (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company; (6) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders of the Securities than the terms of the agreements in effect on the Issue Date; (7) transactions with suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management thereof and are on terms (taken as a whole) at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (8) commercially reasonable payments by the Company or any of its Restricted Subsidiaries to Hicks, Muse & Co. Partners, L.P. or its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith.

               SECTION 3.8. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

               (b) Within 90 days following the date on which the Company becomes aware that any Change of Control has occurred, the Company shall mail a notice (the "Change of Control Offer") to each Holder, with a copy to the Trustee, stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company pursuant to this Section 3.8 to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment"); (ii) the repurchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Security not tendered shall continue to accrue interest, if any; (iv) that, unless the Company defaults in the payment of principal or interest, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (v) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the date of purchase for the Change of

Control Payment Date; (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing its election to have the Securities purchased; (vii) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (viii) the procedures determined by the Company, consistent with this Section 3.8, that a Holder must follow in order to have its Securities repurchased.

               (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof (equal to $1,000 or an integral multiple thereof) properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of such Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment Date.

               (d) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered, at the close on business or such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

               (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.8 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

               (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 3.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

               SECTION 3.9. Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except: (1) to the Company or a Wholly- Owned Subsidiary; or (2) in compliance with Section 3.6 and immediately after giving effect to such transfer, conveyance, sale, lease, other disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary, or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment would have been permitted to be made under Section 3.4 as if made on the date of such transfer, conveyance, sale, lease, other disposition or issuance.

               Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 3.6.

               SECTION 3.10. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist any Liens upon any Principal Property or any shares of stock or Indebtedness of any Restricted Subsidiary that owns or leases any Principal Property (whether such Principal Property, shares of stock or Indebtedness are now owned or hereafter acquired) unless all payments due under this Indenture with respect to the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company to secure the Securities if the Liens consist of either (1) Permitted Liens or (2) Liens securing indebtedness described in Section 3.11(b) below.

               SECTION 3.11. Limitation on Sale/Leaseback Transactions. (a) Neither the Company nor any of its Restricted Subsidiaries will enter into any Sale/Leaseback Transaction with respect to any Principal Property unless either
(1) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of this Indenture, to incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the Securities pursuant to Section 3.10 or (2) the Company, within six months after the effective date of such transaction, applies to the voluntary defeasance or retirement of its funded debt an amount equal to the Attributable Indebtedness of such transaction.

               (b) Notwithstanding the foregoing limitations in Sections 3.10 and 3.11(a), the Company and its Restricted Subsidiaries may issue, assume, or guarantee Indebtedness secured by a Lien without securing the Securities, or may enter into Sale/Leaseback Transactions without defeasing or retiring funded debt, or enter into a combination of such transactions, if the sum of the principal amount of all such Indebtedness and the Attributable Indebtedness of all such Sale/Leaseback Transactions does not at any time exceed 15% of Adjusted Consolidated Net Tangible Assets.

               SECTION 3.12. Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

               SECTION 3.13. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The principal corporate trust office of the Trustee, or if the Trustee's principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the "Corporate Trust Office"), shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

               The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

               SECTION 3.14. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders, and provided, further, the Company may merge in accordance with Section 4.1.

               SECTION 3.15. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

               SECTION 3.16. Additional Amounts. All payments made by the Company under or with respect to the Securities shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the Cayman Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which the Company is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

       If any deduction or withholding for or on account of Taxes imposed by a Relevant Taxing Jurisdiction shall at any time be required on any payment made under or with respect to the Securities, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by each Holder or the Trustee, as the case may be, after such withholding or deduction will equal the amount such Holder or the Trustee, as the case may be, would have received if such Taxes had not been withheld or deducted; provided, however, that no such Additional Amounts will be payable in respect of (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Cayman Islands of such Security but including, without limitation, such relevant Holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein); (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security to comply with a request (x) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; (4) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or interest on such Security; or (5) any tax, assessment or governmental charge that would not have been imposed but for the presentation of a Security for payment in the Cayman Islands or any political subdivision thereof or therein, unless such Security could not have been presented elsewhere, nor will such

Additional Amounts be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30-day period), (y) if, at the election of the relevant Holder, the payment of principal of (or premium, if any, on) or interest on such Security could have been made through another paying agent without such deduction or withholding, or (z) with respect to any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or limited liability company that is treated as a partnership for U.S. federal income tax purposes or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or limited liability company that is treated as a partnership for U.S. federal income tax purposes or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Security.

       Upon request, the Company will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

       Whenever in this Indenture there is mentioned, in any context:

       (1)     the payment of principal;

       (2)     purchase prices in connection with a purchase of Securities;

       (3)     interest; or

       (4) any other amount payable on or with respect to any of the Securities,

such reference shall be deemed to include payment of Additional Amounts as described under this Section 3.16 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

       The Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies and other duties (including interest and penalties) that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands or the United States (or any political subdivision or taxing authority of either jurisdiction), the jurisdiction of incorporation of any successor of the Company, any jurisdiction through which payment is made or in which a paying agent is located or any jurisdiction in which the

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Company is organized or engaged in business for tax purposes, and the Company will agree to indemnify the Holders for any such taxes paid by such Holders.

       The obligations described under this Section 3.16 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.

               SECTION 3.17. Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

               SECTION 3.18. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers' Certificate signed by the Company's chief executive officer, chief financial officer or chief accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

               SECTION 3.19. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

               SECTION 3.20. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Default of Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

               SECTION 3.21. Effectiveness of Covenants. The Company and the Restricted Subsidiaries will not be subject to the provisions of Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, 3.12, 3.17 and 4.1(3) (together, the "Suspended
Covenants") during any period in which the Securities have an Investment Grade Rating; provided, however, that if, at the time the Securities receive such an Investment Grade Rating, a Default or Event of Default has occurred and is continuing under this Indenture, the Suspended Covenants will continue to apply to the Company and the Restricted Subsidiaries until such time that no Default or Event of Default is continuing. In the event an Investment


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Grade Rating assigned to the Securities is withdrawn by either or both of the
Rating Agencies, such that the Securities do not have an Investment Grade Rating from either Rating Agency, the Company and the Restricted Subsidiaries will immediately upon such an occurrence be subject to the provisions of the Suspended Covenants and any Restricted Payments made after such an Investment Grade Rating is withdrawn will be calculated in accordance with Section 3.4 as though such covenant had been in effect at all times since the Issue Date.

                                   ARTICLE IV

                                Successor Company

               SECTION 4.1. Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

               (1) the resulting, surviving or transferee Person, if other than the Company (the "Successor Company"), will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the Cayman Islands and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

               (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

               (3) immediately after giving effect to such transaction, either
       (a) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 3.3(a) or (b) the Consolidated Coverage Ratio for the Successor Company would not be less than the Consolidated Coverage Ratio of the Company immediately prior to the transaction; and

               (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

               For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such


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                                                                              75

Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

               The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Securities.

               Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and the Company may consolidate with, merge into or transfer all or part of its properties and assets to any Restricted Subsidiary and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                    ARTICLE V

                            Redemption of Securities

               SECTION 5.1. Optional Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Securities set forth in Exhibits A and B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

               SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

               SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a resolution of the Company's Board of Directors. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 30 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4.

               SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities


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to be redeemed shall be selected not more than 60 days prior to the Redemption
Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

               The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 10.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

               All notices of redemption shall state:

               (1) the Redemption Date,

               (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

               (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

               (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

               (5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

               (6) the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any,

               (7) the name and address of the Paying Agent,

               (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

               (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

               (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

               SECTION 5.6. Deposit of Redemption Price. Prior to 10:00 am (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

               SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption
Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

               If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

               SECTION 5.8. Securities Redeemed in Part.

               Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.13 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI

                              Defaults and Remedies

               SECTION 6.1. Events of Default. An "Event of Default" occurs if:

               (1) the Company defaults in any payment of interest or additional interest (as required by the Exchange and Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

               (2) the Company defaults in the payment of the principal or premium, if any, of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

               (3) the Company fails to comply with Article IV of this Indenture;

               (4) the Company fails to comply with any of Sections 3.2 through
       3.17 inclusive (in each case other than a failure to repurchase Securities when required pursuant to Section 3.6 or 3.8, which failure shall constitute an Event of Default under Section 6.1(2) and other than a failure to comply with Article IV, which failure shall constitute an Event of Default under Section 6.1(3)) and such failure continues for 30 days after the notice specified below (with such notice only given after the expiry of the periods permitted to perform an obligation);

               (5) the Company defaults in the performance of or a breach by the Company of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in (1), (2), (3) or (4) above) and such default continues for 60 days after the notice specified below (with such notice only given after the expiry of the periods permitted to perform an obligation);

       (6) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness ("Payment Default") or (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more or its foreign currency equivalent at the time;

       (7) the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (as defined below):

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its Property; or

               (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

       (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or for any substantial part of their property; or

                      (C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary;

       or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or

               (9) the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, fails to pay final and non-appealable judgments in an aggregate principal amount in excess of $15.0 million or its foreign currency equivalent at the time (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days after becoming final and non-appealable.

               The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

               The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

               Notwithstanding the foregoing, a Default under clause (4) or (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

               SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.1(6) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to
Section 6.1(6) shall be remedied or cured by the Company and/or the relevant Restricted Subsidiary or the holders of the relevant Indebtedness have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of principal, premium or interest on the Securities that has become due solely because of such acceleration, have been cured or waived and
(3) the Company has paid the Trustee all amounts due pursuant to Section 7.7. If an Event of Default specified in Section 6.1(7) or (8) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

               SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

               SECTION 6.4. Waiver of Past Defaults. Subject to Section 6.2, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (3) the Company has paid the Trustee all amounts due pursuant to
Section 7.7. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

               SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other

Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

               SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) such Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (2) the Holder(s) of at least 25% in outstanding principal amount of the Securities make a request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

               SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

               SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its

Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

               SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

               FIRST: to the Trustee for amounts due under Section 7.7;

               SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               THIRD: to the Company.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

               SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to
Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VII

                                     Trustee

               SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.

               (b) Except during the continuance of an Event of Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

               (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

               (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

               (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

               (k) The Trustee shall not be charged with the knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or
(2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities.

               SECTION 7.2. Rights of Trustee. Subject to Section 7.1, (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes wilful misconduct or negligence.

               (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

               SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

               SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders.

               SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

               A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

               SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or wilful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct or negligence.

               To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

               The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

               The provisions of this Section 7.7 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

               SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged bankrupt or insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee otherwise becomes incapable of acting.

               If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

               SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

               In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

               SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

               SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

               SECTION 7.12. Trustee's Application for Instruction from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

               SECTION 8.1. Discharge of Liability on Securities; Defeasance.
(a) Subject to Section 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts (including principal and any interest payable on such U.S. Government Obligations) as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

               (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.17, and 4.1(3) and the Company
may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3) and 6.1(4) and the operation of Sections 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary) and 6.1(9), and the events specified in such Sections shall no longer constitute an Event of Default (clauses (ii) being referred to as the "covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

               If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4) (as such Section relates to 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11,
3.12, and 3.17), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), or 6.1(9) or because of the failure of the Company to comply with Section 4.1(3).

               Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

               (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11,
3.1, 3.13, 3.15, 3.16, 6.7, 7.7, 7.8 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

               SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

               (1) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

               (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

               (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

               (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (5) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

               (6) the deposit does not constitute a default under any other agreement binding on the Company;

               (7) the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

               (8) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

               (9) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

               (10) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

               SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

               SECTION 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

               Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

               SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

               SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

               SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

               (1) to cure any ambiguity, omission, defect or inconsistency;

               (2) to comply with Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
       Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

               (4) to add Guarantees with respect to the Securities or to secure the Securities;

               (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

               (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

               (7) to make any change that does not adversely affect the rights of any Holder in any material respect; or

               (8) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities.

               After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

               SECTION 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder of an outstanding security affected, an amendment may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment;

               (2) reduce the stated rate of or extend the stated time for payment of interest on any Security;

               (3) reduce the principal of or extend the Stated Maturity of any Security;

               (4) reduce the premium payable upon the redemption or repurchase of any Security or, after the Company's obligation to purchase the Securities arises under this Indenture, change the time at which any Security may or shall be redeemed or repurchased as described above under
       Section 3.6, Section 3.8 (including an amendment to the definition of "Change of Control") or Article V or any similar provision, whether through an amendment to or waiver of Section 3.6, Section 3.8 or Article V, a definition or otherwise;

               (5) make any Security payable in money other than that stated in the Security;

               (6) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

               (7) make any change to the amendment provisions which require each Holder's consent or to the waiver provisions.

               It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

               SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

               SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

               SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

               SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  Miscellaneous

               SECTION 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

               SECTION 10.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                      if to the Company:

                      Triton Energy Corporation
                      6688 North Central Expressway
                      Suite 1400
                      Dallas, Texas 75206-9926
                      Attention: General Counsel

                      if to the Trustee:

                      The Chase Manhattan Bank
                      450 West 33rd Street
                      15th Floor
                      New York, New York 10001
                      Attention: Capital Markets Financial Services

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               SECTION 10.3. Communication by Holders with other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

               SECTION 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               SECTION 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

               In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

               SECTION 10.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

               SECTION 10.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

               SECTION 10.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

               SECTION 10.9. (a) GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               (b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., and any appellate court from any thereof for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement. The Company waives any objection to proceedings in such courts whether on the grounds of venue, residence or domicile or on the ground that the proceedings have been brought in an inconvenient forum. The Company agrees that a final non-appealable judgment in any such proceeding shall be conclusive and binding upon it and may be enforced in any court referred to above or in any other courts to the jurisdiction of which the Company is or may be subject, by a suit upon such judgment.

               (c) The Company designates and appoints Triton Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, Attention: General Counsel, and its successors and assigns as the Company's lawful agent in the United States upon which may be served, and which may accept and acknowledge, for and on behalf of the Company all process in any action, suit or proceedings that may be brought against the Company in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect; provided, however, that if said agency shall cease for any reason whatsoever, the Company hereby designates and appoints, without power of revocation, the Secretary of State of the State of New York to serve as its agent for service of process.

               SECTION 10.10. No Recourse Against Others. An incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

               SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

               SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

               SECTION 10.13. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and Securities Custodian with respect to any Global Securities.

               SECTION 10.14. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Exchange and Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

               SECTION 10.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

               SECTION 10.16. Counterparts. This Indenture may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        TRITON ENERGY LIMITED

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE CHASE MANHATTAN BANK, as Trustee

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No. [__]                            Principal Amount $[_________], as
                                    revised by the Schedule of Increases and Decreases in Global Security attached hereto

                                                            CUSIP NO.___________
                                                                ISIN:___________

                            8 7/8% Senior Notes due 2007

               Triton Energy Limited, a Cayman Islands company, promises to pay to [___________], or registered assigns, the principal sum of [___________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on October 1, 2007.

               Interest Payment Dates:  April 1 and October 1
               Record Dates:  March 15 and September 15
               Additional provisions of this Security are set forth on the other side of this Security.

                                             TRITON ENERGY LIMITED

                                             By:
                                                --------------------------------


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE CHASE MANHATTAN BANK
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By
  ------------------------------
  Authorized Signatory                       Date: October __, 2000

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                          8 7/8% Senior Notes due 2007

1.  Interest

               Triton Energy Limited, a Cayman Islands company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

               The Company will pay interest semiannually on April 1 and October 1 of each year commencing April 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from October 4, 2000. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment

               By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 15 and September 15 immediately next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

               Initially, The Chase Manhattan Bank (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

               The Company issued the Securities under an Indenture dated as of October 4, 2000 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

               The Securities are general unsecured senior obligations of the Company limited to $500.0 million aggregate principal amount (subject to Section
2.9 of the Indenture) which may be issued from time to time under the Indenture. This Security is one of the Original Securities (also referred to as Initial Securities) referred to in the Indenture. The Initial Securities, Private Exchange Securities and the Exchange Securities will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things: the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Obligations, the Incurrence of Liens by the Company or its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the business activities and investments of the Company and its Restricted Subsidiaries, mergers and consolidation, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.  Redemption

               Except as set forth below, the Securities will not be redeemable until October 1, 2004. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

 PERIOD                                                         REDEMPTION PRICE
 ------                                                         ----------------
 2004                                                                   104.438%
 2005                                                                   102.219%
 2006 and thereafter                                                    100.000%

               Prior to October 1, 2003, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings received by the Company at a redemption price (expressed as a percentage of principal amount) of 108.875% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; and (2) that each such redemption occurs within 120 days of the date of closing of such Equity Offering. Pending the application of the Net Cash Proceeds of any Equity Offering to redeem Securities in accordance with the provisions of this paragraph, the Company or its Restricted Subsidiaries may temporarily repay Senior Indebtedness with those Net Cash Proceeds.

               In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

               In addition, the Company is entitled to redeem the Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of (1) a change in or an amendment to the laws (including any regulations or ruling promulgated thereunder) of the Cayman Islands (or any political subdivision or taxing authority thereof or therein) which change or amendment is announced or becomes effective on or after September 27, 2000; or (2) any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change or amendment is announced or becomes effective on or after September 27, 2000, and the Company cannot avoid such obligation by taking reasonable measures available to it.

               Before the Company publishes or mails notice of redemption of the Securities as described in the preceding paragraph, the Company shall deliver to the Trustee an Officers' Certificate to the effect that the Company cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Company shall also deliver an Opinion of Counsel stating that the Company would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

6.      Repurchase Provisions

               (a) Upon a Change of Control any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

               (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.6(b) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Securities in accordance with the procedures set forth in Section 3.6 of the Indenture.

7.      Denominations; Transfer; Exchange

               The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.      Persons Deemed Owners

               The registered Holder of this Security may be treated as the owner of it for all purposes.

9.      Unclaimed Money

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.    Defeasance

               Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.    Amendment, Waiver

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants of the Company, or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Securities.

12.    Defaults and Remedies

               Under the Indenture, Events of Default include (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations under Article IV of the Indenture; (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.2 through 3.17 inclusive of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to Section 3.6 or 3.8, which failure shall constitute an Event of Default under clause (ii) above and other than a failure to comply with Article IV or which failure shall constitute an Event of Default under clause (iii) above); (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above);
(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such

Indebtedness ("Payment Default") or (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions"); or (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million or its foreign currency equivalent at the time (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

               If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

               Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.    Trustee Dealings with the Company

               Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.    No Recourse Against Others

               An incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.    Authentication

               This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.    Abbreviations

               Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.    CUSIP Numbers

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.    Governing Law

               (a) This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

               (b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., and any appellate court from any thereof for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement. The Company waives any objection to proceedings in such courts whether on the grounds of venue, residence or domicile or on the ground that the proceedings have been brought in an inconvenient forum. The company agrees that a final non-appealable judgment in any such proceeding shall be conclusive and binding upon it and may be enforced in any court referred to above or in any other courts to the jurisdiction of which the Company is or may be subject, by a suit upon such judgment.

               (c) The Company designates and appoints Triton Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, Attention: General Counsel, and its successors and assigns as the Company's lawful agent in the United States upon which may be served, and which may accept and acknowledge, for and on behalf of the Company all process in any action, suit or proceedings that may be brought against the Company in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect; provided, however, that if said agency shall cease for any reason whatsoever, the Company hereby designates and appoints, without power of revocation, the Secretary of State of the State of New York to serve as its agent for service of process.

               The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to Triton Energy Corporation at the above-mentioned address.

                                 ASSIGNMENT FORM

               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

               -------------------------------------------------------
                (Print or type assignee's name, address and zip code)

                    -----------------------------------------------
                     (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint _________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                                      Your Signature:
     -------------------                                  ----------------------

Signature Guarantee:
                    ------------------------------------------------------------
                                 (Signature must be guaranteed)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         1[ ]     acquired for the undersigned's own account, without transfer;
                  or

         2[ ]     transferred to the Company; or

         3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

         4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

         5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

         6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

         7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                 -----------------------------
                                                 Signature


Signature Guarantee:


------------------------------                   -----------------------------
(Signature must be guaranteed)                   Signature

--------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

               The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

-----------------------
Dated:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                    The following increases or decreases in this Global Security have been made:

                  Amount of decrease in        Amount of increase in         Principal Amount of this      Signature of authorized
Date of           Principal Amount of this     Principal Amount of this      Global Security following     signatory of Trustee or
Exchange          Global Security              Global Security               such decrease or increase     Securities Custodian

--------          ---------------              ---------------               -------------------------     --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 3.6 or 3.8 of the Indenture, check either box:

                              [ ]       [ ]
                              3.6       3.8

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.6 or 3.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:               Your Signature
     --------------               ----------------------------------------------
                              (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                                     (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]
                       [Depository Legend, if applicable]

No. [____]                              Principal Amount $[_________________],
                                        as revised by the Schedule of Increases
                                        and Decreases in Global Security
                                        attached hereto

                                                            CUSIP NO.___________
                                                                ISIN:___________

                          8 7/8% Senior Notes due 2007

               Triton Energy Limited, a Cayman Islands company, promises to pay to [____________], or registered assigns, the principal sum of [______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on October 1, 2007.

               Interest Payment Dates: April 1 and October 1

               Record Dates: March 15 and September 15

               Additional provisions of this Security are set forth on the other side of this Security.

                                             TRITON ENERGY LIMITED

                                             By:
                                                -------------------------------

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE CHASE MANHATTAN BANK,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
   -------------------------------
   Authorized Signatory                      Date:
                                                  ------------------------

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                          8 7/8% Senior Notes due 2007

1.      Interest

               Triton Energy Limited, a Cayman Islands company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

               The Company will pay interest semiannually on April 1 and October 1 of each year commencing April 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from October 4, 2000. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.      Method of Payment

               By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 15 and September 15 immediately preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.      Paying Agent and Registrar

               Initially, The Chase Manhattan Bank (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.      Indenture

               The Company issued the Securities under an Indenture dated as of October 4, 2000 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

               The Securities are general unsecured senior subordinated obligations of the Company limited to $500.0 million aggregate principal amount (subject to Section 2.9 of the Indenture) which may be issued from time to time under the Indenture. The Initial Securities, Private Exchange Securities and the Exchange Securities will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things: the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Obligations, the Incurrence of Liens by the Company or its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the business activities and investments of the Company and its Restricted Subsidiaries, mergers and consolidation, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.      Redemption

               Except as set forth below, the Securities will not be redeemable until October 1, 2004. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

 PERIOD                                                         REDEMPTION PRICE
 ------                                                         ----------------
 2004                                                                   104.438%
 2005                                                                   102.219%
 2006 and thereafter                                                    100.000%

               In addition, at any time and from time to time prior to October 1, 2003, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings received by the Company at a redemption price (expressed as a percentage of principal amount) of 108.875% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; and (2) that each such redemption occurs within 120 days of the date of closing of such Equity Offering. Pending the application of the Net Cash Proceeds of any Equity Offering to redeem Securities in accordance with the provisions of this paragraph, the Company or its Restricted Subsidiaries may temporarily repay Senior Indebtedness until those Net Cash Proceeds.

               In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

               In addition, the Company is entitled to redeem the Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of (1) a change in or an amendment to the laws (including any regulations or ruling promulgated thereunder) of the Cayman Islands (or any political subdivision or taxing authority thereof or therein) which change or amendment is announced or becomes effective on or after September 27, 2000; or (2) any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change or amendment is announced or becomes effective on or after September 27, 2000, and the Company cannot avoid such obligation by taking reasonable measures available to it.

               Before the Company publishes or mails notice of redemption of the Securities as described in the preceding paragraph, the Company shall deliver to the Trustee an Officers' Certificate to the effect that the Company cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Company shall also deliver an Opinion of Counsel stating that the Company would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

6.      Repurchase Provisions

               (a) Upon a Change of Control any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

               (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.6(b) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Securities in accordance with the procedures set forth in Section 3.6 of the Indenture.

7.      Denominations; Transfer; Exchange

               The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.      Persons Deemed Owners

               The registered Holder of this Security may be treated as the owner of it for all purposes.

9.      Unclaimed Money

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.    Defeasance

               Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.    Amendment, Waiver

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants of the Company, or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Securities.

12.    Defaults and Remedies

               Under the Indenture, Events of Default include (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations under Article IV or Section 11.2 of the Indenture; (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.2 through
3.17 inclusive of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to Section 3.6 or 3.8, which failure shall constitute an Event of Default under clause (ii) above and other than a failure to comply with Article IV which failure shall constitute an Event of Default under clause (iii) above); (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above);
(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness ("Payment Default") or (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions"); or (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million or its foreign currency equivalent at the time (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

               If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

               Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.    Trustee Dealings with the Company

               Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.    No Recourse Against Others

               An incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company, shall not have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.    Authentication

               This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.    Abbreviations

               Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.    CUSIP Numbers

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.    Governing Law

               (a) This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

               (b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., and any appellate court from any thereof for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement. The Company waives any objection to proceedings in such courts whether on the grounds of venue, residence or domicile or on the ground that the proceedings have been brought in an inconvenient forum. The company agrees that a final non-appealable judgment in any such proceeding shall be conclusive and binding upon it and may be enforced in any court referred to above or in any other courts to the jurisdiction of which the Company is or may be subject, by a suit upon such judgment.

               (c) The Company designates and appoints Triton Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, Attention: General Counsel, and its successors and assigns as the Company's lawful agent in the United States upon which may be served, and which may accept and acknowledge, for and on behalf of the Company all process in any action, suit or proceedings that may be brought against the Company in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect; provided, however, that if said agency shall cease for any reason whatsoever, the Company hereby designates and appoints, without power of revocation, the Secretary of State of the State of New York to serve as its agent for service of process.

               The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to Triton Energy Corporation at the above mentioned address.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

               -------------------------------------------------------
                (Print or type assignee's name, address and zip code)

                    -----------------------------------------------
                     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                    Your Signature
     -------------------               -----------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------
                                     (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                    The following increases or decreases in this Global Security have been made:

                  Amount of decrease in        Amount of increase in         Principal Amount of this      Signature of authorized
Date of           Principal Amount of this     Principal Amount of this      Global Security following     signatory of Trustee or
Exchange          Global Security              Global Security               such decrease or increase     Securities Custodian

--------          ---------------              ---------------               -------------------------     --------------------

                        OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 3.6 or 3.8 of the Indenture, check either box:

                              [ ]  [ ]
                              3.6  3.8

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.6 or 3.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:                    Your Signature:
     ------------------                 ----------------------------------------
      (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


                                       C-1